    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 26, 2000
                                                      Registration No. 333-95683
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              -------------------


                            POST-EFFECTIVE AMENDMENT
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              -------------------

                               ALLAIRE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



          DELAWARE                     7372                        41-1830792
State or other jurisdiction    (Primary Standard Industrial     (I.R.S. employer
     of incorporation           Classification Code Number)       identification
     or organization)                                                number)



                              275 GROVE STREET
                           NEWTON, MASSACHUSETTS 02466
                                 (617) 219-2000
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              -------------------

                                 DAVID J. ORFAO
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               ALLAIRE CORPORATION
                                275 GROVE STREET
                           NEWTON, MASSACHUSETTS 02466
                                 (617) 219-2000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              -------------------

                                   COPIES TO:

                            ROBERT L. BIRNBAUM, ESQ.
                              WILLIAM R. KOLB, ESQ.
                             FOLEY, HOAG & ELIOT LLP
                             ONE POST OFFICE SQUARE
                           BOSTON, MASSACHUSETTS 02109


================================================================================

     The Registrant hereby withdraws from registration all of those shares of its common stock, par value $.01 per share, registered pursuant to its Registration Statement on Form S-3 (registration number 333-95683) for sale from time to time by certain selling stockholders (as described in such Registration Statement) which have not been sold as of the time of filing of this Post-Effective Amendment.















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




                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Massachusetts, on this 26th day of December 2000.

                                          ALLAIRE CORPORATION


                                          By: /s/ David J. Orfao
                                             ----------------------------------
                                          David J. Orfao
                                          President and Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Registration Statement has been signed on this 26th day of December, 2000 by the following persons in the capacities indicated.



        *
----------------------    Chairman of the Board of Directors                  December 26, 2000
Joseph J. Allaire         and Executive Vice President, Products

/s/ David J. Orfao
----------------------    President, Chief Executive Officer                  December 26, 2000
David J. Orfao            and Director (principal executive officer)

/s/ David A. Gerth
----------------------    Vice President, Finance and Operations,             December 26, 2000
David A. Gerth            Treasurer and Chief Financial Officer
                          (principal financial and accounting officer)

/s/ Jeremy Allaire
----------------------    Chief Technology Officer and Director               December 26, 2000
Jeremy Allaire

        *
----------------------    Director                                            December 26, 2000
Jonathan A. Flint

        *
----------------------    Director                                            December 26, 2000
John J. Gannon

        *
----------------------    Director                                            December 26, 2000
Thomas A. Herring


*By /s/ David J. Orfao
----------------------
David J. Orfao
as Attorney-in-Fact




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